UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):  October 24, 2005

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ	08054
(address of principal executive offices)	(Zip Code)

                Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Separation Agreement with James M. Weiland

MedQuist Inc. (the “Company”) and James M. Weiland entered into a Separation Agreement dated October 27, 2005.  The separation agreement terminates the employment agreement between the Company and Mr. Weiland dated November 15, 2005.

The separation agreement provides that Mr. Weiland’s employment with the Company terminated effective as of the close of business on October 6, 2005, and that the Company shall pay for all accrued but unpaid salary and unreimbursed expenses through such date.  In accordance with the terms of his employment agreement, the separation agreement provides that the Company shall pay or provide to Mr. Weiland the following amount, and no other amounts or benefits, as severance, less all applicable taxes and withholdings: continued payment of Mr. Weiland’s current base salary (at the base salary rate of $210,000 annually) for a period of twelve (12) months to be paid in twelve (12) equal monthly installments on the first of every month commencing on November 1, 2005.

The separation agreement also provides that, notwithstanding its termination, certain sections of Mr. Weiland’s employment agreement will continue in effect, including those relating to confidentiality, non competition, and non solicitation; provided, however, that the non-competition period set forth in the employment agreement has been reduced from eighteen (18) months to twelve (12) months. The separation agreement also provides that Mr. Weiland releases the Company from claims arising or occurring on or prior to the date of his separation from the Company, and that Mr. Weiland may revoke the separation agreement at any time within seven days after its execution.

A copy of Mr. Weiland’s separation agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Separation Agreement with Terry L. Cameron

The Company and Terry L. Cameron entered into a Separation Agreement dated October 24, 2005.  The separation agreement terminates the employment agreement between the Company and Mr. Cameron dated November 15, 2005.

The separation agreement provides that Mr. Cameron’s employment with the Company terminated effective as of the close of business on October 6, 2005, and that the Company shall pay for all accrued but unpaid salary and unreimbursed expenses through such date.  In accordance with the terms of his employment agreement, the separation agreement provides that the Company shall pay or provide to Mr. Cameron the following amount, and no other amounts or benefits, as severance, less all applicable taxes and withholdings: (i) continued payment of Mr. Cameron’s current base salary (at the base salary rate of $220,000 annually) for a period of twelve (12) months to be paid in twelve (12) equal monthly installments on the first of every month commencing on November 1, 2005; and (ii) within seven (7) days of the full execution of the separation agreement, payment in one lump sum of $99,000, which constitutes 45 % of Mr. Cameron’s current base salary.

The separation agreement also provides that, notwithstanding its termination, certain sections of Mr. Cameron’s employment agreement will continue in effect, including those relating to confidentiality, non competition, and non solicitation; provided, however, that the non-competition period set forth in the employment agreement has been reduced from eighteen (18) months to twelve (12) months. The separation agreement also provides that Mr. Cameron releases the Company from claims arising or occurring on or prior to the date of his separation from the Company, and that Mr. Cameron may be permitted to utilize the services of a professional placement firm as described therein.

A copy of Mr. Cameron’s separation agreement is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

Reference is made to Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference. As indicated in Item 1.01, the separation agreement between the Company and Mr. Weiland terminates the employment agreement between the Company and Mr. Weiland, and the separation agreement between the Company and Mr. Cameron terminates the employment agreement between the Company and Mr. Cameron.

A description of the employment agreements between the Company and each of Mssrs. Weiland and Cameron is contained in the Company’s Current Report on Form 8-K as filed with the United States Securities and Exchange Commission (the “SEC”) on November 18, 2005 (the “November 2005 8-K”), which description is incorporated by reference in this Current Report on Form 8-K.  In addition, a copy of each employment agreement was filed with the SEC as an exhibit to the November 2005 8-K.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
10.1	Separation Agreement by and between MedQuist Inc. and James M. Weiland dated October 27, 2005

10.2	Separation Agreement by and between MedQuist Inc. and Terry L. Cameron dated October 24, 2005.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: October 28, 2005	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer